UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 29, 2012

ROGERS CORPORATION
(Exact name of Registrant as specified in Charter)

Massachusetts	1-4347	06-0513860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices and Zip Code)

(860) 774-9605
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.

Item 7.01 Regulation FD Disclosure.

In a press release dated April 2, 2012, Rogers Corporation (the “Company”) provided an update of the initiatives it announced on February 16, 2012 to improve operations and reduce costs.   A copy of the press release is furnished herewith as Exhibit 99.1.

The information above in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

The information set forth below relating to certain costs to be included in the Company’s first quarter 2012 results of operations and financial condition under Item 2.05 is incorporated by reference herein.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 29, 2012, in connection with its efforts to reduce operating costs, the Company implemented a reduction in force under which 31 employees accepted a voluntary retirement offer and 23 employees were involuntarily separated from employment.  The Company estimates that the costs associated with the voluntary and involuntary separations will be approximately $4,800,000 and $900,000 respectively.  All costs associated with the employee separations will be included in the Company’s first quarter 2012 results of operations and financial condition.

Item 9.01 Financial Statements and Exhibits.

       (d)  Exhibits

Exhibit No.	Description

99.1	Press release, dated April 2, 2012, issued by Rogers Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

	By:	/s/ Dennis M. Loughran
Dennis M. Loughran
Vice President, Finance and Chief Financial Officer

Date: April 2, 2012